                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                              September 18, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

      NEW JERSEY              1-1-432               22-2429994
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(State or other             (Commission           (IRS Employer
jurisdiction of             File Number)          Identification
incorporation)                                    Number)

                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

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         (Former name or former address, if changed from last report)

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                                      -2-


        Item 5.  Other Events
                 ------------

                 Roberts Pharmaceutical Corporation today indicated that, as a result of several recent developments, the Company expects to report a net loss approximating $0.07 to $0.11 per share for the third quarter ending September 30, 1997. In addition to the one-time, pre tax charge of $1.8 million associated with the settlement of a shareholder class action lawsuit announced on July 31, new factors accounting for the revised outlook include: higher than expected legal expenses associated with the settlement; a decision to increase marketing expenditures in response to a specific product opportunity; delayed sales of certain products due to back orders with third-party manufacturers; and slower than expected wholesaler pull-through of ProAmatine/R/ and Agrylin/TM/.

        The Company stated that it has reported an operating profit for three consecutive quarters and given the non-recurring nature of a significant portion of the factors impacting the third quarter, the Company expects to resume profitability in the fourth quarter of the year.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                  (Registrant)


Date: September 22, 1997                By: /s/ Anthony A. Rascio
                                            ------------------------------
                                            Anthony A. Rascio
                                            Vice President